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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
February 19, 2004

C-CHIP TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-33199 (Commission File No.)	88-0467848 (IRS Employer ID)

4710 St-Ambroise
Suite 227
Montreal, Quebec
Canada H4C 2C7
(Address of principal executive offices and Zip Code)

(514) 337-2447
(Registrant's telephone number, including area code)

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ITEM 5.       OTHER EVENTS AND REGULATION FD DISCLOSURE

The Company has concluded a private placement of securities and raised $2.1 million. The securities consisted of units priced at $0.55. Each unit consisted of one common share and one warrant to purchase one additional share of common stock at a price of $1.00 for a period of two years.

Proceeds from the private placement are expected to be used to proceed with a sales and marketing campaign for the Company's products and services in the U.S.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 19th day of February, 2004.

C-CHIP TECHNOLOGIES CORPORATION

BY:	/s/ Stephane Solis Stephane Solis, President and Principal Executive Officer